EXHIBIT 10.6


                            FIRST AMENDMENT TO
                          THE AMENDED AND RESTATED
                       EXECUTIVE EMPLOYMENT AGREEMENT
                       ------------------------------

     This agreement is made and entered into as of January 1, 1997 by and among Berg Electronics Corp. ("Berg") and Berg Electronics Group, Inc. ("Group"); (both Berg and Group, collectively called "Employer"), and Timothy
L. Conlon ("Employee").

                            W I T N E S S E T H :

     WHEREAS, Employer and Employee previously entered into an Amended and Restated Executive Employment Agreement dated as of February 1, 1996 (the "Prior Agreement").

     WHEREAS, Employer desires to continue to retain the services of Employee upon the terms set forth herein; and,

     WHEREAS, Employee desires to continue to be employed by Employer and both desire to appropriately memorialize the terms and conditions of such continued employment.

     NOW, THEREFORE, Employee and Employer, in consideration of the agreements, covenants and conditions herein, hereby agree that this Agreement replaces and supersedes the Prior Agreement and agree as follows:

     I. Section 1(a) entitled Employment and Term is hereby deleted in its entirity and the following provisions inserted in lieu thereof:

     (a) Employment and Term. Employer hereby agrees to employ Employee (hereinafter referred to as the "Employment") as the President and Chief Operating Officer of Berg (the "Position"), and Employee agrees to be employed by Employer in such Position, for a period ending on February 28, 2001, unless terminated earlier as provided herein (the "Employment Period"). In the event that termination (as hereinafter provided) has not occurred prior to the last day of the Employment Period, unless either party shall have given written notice to the contrary at least ninety (90) days prior to the end of the Employment Period, the Employment Period shall annually renew for one (1) year periods until terminated.

     II. Section 2(a) entitled Salary is hereby deleted in its entirety and the following is inserted in lieu thereof:

     a) Salary. Employer shall pay to Employee during the Employment Period a salary as basic compensation for the services to be rendered by Employee hereunder. The initial amount of such salary shall be Four Hundred Thousand Dollars ($400,000) per annum. Such salary shall be reviewed by the Board of Directors of Berg (the "Board") and may be increased in the Board's sole discretion but may not be reduced. Such salary shall accrue and be payable in accordance with the payroll practices of Employer in effect from time to time. All such payments shall be subject to deduction and withholding authorized or required by applicable law.

     III. Section 2(b) entitled Bonus is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

     (b) Bonus. During the Employment Period, Employee shall be eligible to receive an annual bonus (payable by the Employer) based upon Berg achieving certain earnings per share objectives based on Berg's consolidated fiscal year results. This bonus shall be payable in cash incentive awards (and restrictive stock if certain levels are achieved) to Employee to the extent that actual consolidated earnings per share results meet or exceed certain target performance levels which shall be established by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors in accordance with the Compensation Policy adopted by the Committee as of the 5th day of August, 1996, and as amended from time to time. To the extent that Berg attains or exceeds a targeted performance level, Employee is entitled to receive a cash incentive award (and an award of restrictive stock for achieving results at or above an exceptional level of earnings per share performance). Such bonuses are based upon the performance level as established from time to time by the Committee. However, in addition, an exceptional earnings per share performance may produce an exceptional short term incentive pay out at the option of the Committee.

     Other than the above deletion and replacement, the Agreement shall remain in full force and effect and unamended.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

EMPLOYER:                                 EMPLOYEE:

BERG ELECTRONICS CORP.


By:  /s/ DAVID M. SINDELAR                By:  /s/ TIMOTHY L. CONLON
    -------------------------------           ------------------------------
    David M. Sindelar,                        Timothy L. Conlon
    Senior Vice President

BERG ELECTRONICS GROUP, INC.


By:  /s/ DAVID N. SINDELAR
    -------------------------------
    David M. Sindelar,
    Senior Vice President